Exhibit 10.1

Execution Copy

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 17, 2007, is entered into by and among the Lenders signatory hereto, WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as Agent for the Lenders and Bank Product Providers (in such capacity, “Agent”), and SUMTOTAL SYSTEMS, INC., a Delaware corporation (“Borrower”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Lenders, Agent and Borrower have previously entered into that certain Credit Agreement dated as of October 4, 2005, as amended as of October 21, 2005, as of August 11, 2006, as of November 13, 2006, and as of June 19, 2007 (as so amended, and as further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.

B. The Borrower has requested that the Lenders and the Agent agree to certain additional amendments to the Credit Agreement, and the Lenders and the Agent have agreed to such request, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Credit Agreement. Subject to and upon the conditions hereof, the Credit Agreement is hereby amended, effective as of the date of satisfaction of the conditions set forth in Section 2 hereof, as follows:

Section 6.10 of the Credit Agreement is hereby amended by inserting the following at the end of such section:

Notwithstanding the foregoing, and in addition to the permitted Stock repurchases or redemptions by Borrower of Stock held by its employees or consultants pursuant to any employee stock ownership plan or similar plan upon termination, retirement or death of any such employee in accordance with the proviso above, from the period from August 20, 2007 until and including August 19, 2008, Borrower may, in one or more transactions, repurchase or redeem common Stock of Borrower, provided that (i) the aggregate amount paid for such Stock in connection with such repurchases or redemption does not exceed $15,000,000, exclusive of any commissions or similar fees, (ii) both prior to and after each such repurchase or redemption, no Default or Event of Default shall have occurred or be continuing, and (iii) immediately after giving effect to such repurchase or redemption, the sum of Excess Availability plus Qualified Cash shall equal or exceed $15,000,000.

2. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective:

(a) Amendment; Acknowledgments and Releases. This Amendment and the attached Acknowledgment and Release by Subordinating Creditors, each duly executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties; No Default. (i) The representations and warranties set forth herein and in the Credit Agreement must be true and correct in all material respects on and as of the date hereof (after giving effect to any updated information supplied to the Agent), as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to the Closing Date or another earlier date); and (ii) no event shall have occurred and be continuing that constitutes a Default or an Event of Default.

(c) Other. All other documents and legal matters in connection with the transactions contemplated by this Amendment or requested by Agent shall have been delivered, executed or recorded and shall be in form and substance satisfactory to Agent in its sole discretion.

3. Representations and Warranties. Borrower represents and warrants as follows:

(a) Authority. Each of the Borrower and each Subsidiary has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.

(b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally), and is in full force and effect.

(c) Representations and Warranties. After giving effect to any updated information supplied by Borrower, the representations and warranties of Borrower and its Subsidiaries contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of the Closing Date or another date other than the date hereof) that are qualified by materiality are true, accurate and complete as though made on and as of the date hereof, and that are not qualified by materiality are true, accurate and complete in all material respects as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender for purposes of or in connection with this Amendment, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(f) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended or modified above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

8. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

SUMTOTAL SYSTEMS, INC., a Delaware corporation

By:	/s/ Neil J. Laird
Name:	Neil J. Laird
Title:	Chief Financial Officer

[Signature Page 1 to Fifth Amendment]

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender

By:	/s/ Thomas Forbath
Name:	Thomas Forbath
Title:	Vice President

[Signature Page 2 to Fifth Amendment]

ACKNOWLEDGMENT AND RELEASE BY SUBORDINATING CREDITORS

Dated as of August 17, 2007

In connection with the foregoing Fifth Amendment to Credit Agreement (the “Amendment”), each of the undersigned, being a Creditor (each a “Subordinating Creditor” and collectively, the “Subordinating Creditors”) under the Intercompany Subordination Agreement (as defined in the Credit Agreement referenced in the Amendment), hereby confirms and agrees that the Intercompany Subordination Agreement is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the foregoing Amendment, each reference in the Intercompany Subordination Agreement to the Credit Agreement (as defined in the Intercompany Subordination Agreement), “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Agent and the Lenders have informed Subordinating Creditors of the matters set forth in the Amendment, and Subordinating Creditors have acknowledged the same, each Subordinating Creditor understands and agrees that neither the Lender Group nor the Bank Product Providers have any duty under the Credit Agreement, the Intercompany Subordination Agreements or any other agreement with any Subordinating Creditor to so notify any Subordinating Creditor or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

CREDITORS:	SUMTOTAL SYSTEMS, INC., a Delaware corporation

	By:	/s/ Neil J. Laird
	Name:	Neil J. Laird
	Its:	Chief Financial Officer

SUMTOTAL SYSTEMS NETHERLANDS BV, a besloten vennootschap organized under the laws of the Netherlands

	By:	Neil J. Laird
	Name:	Neil J. Laird
	Title:	Chief Financial Officer

SUMTOTAL SYSTEMS U.K. LTD., a private limited company organized under the laws of the United Kingdom

	By:	Neil J. Laird
	Name:	Neil J. Laird
	Title:	Chief Financial Officer

[Acknowledgment and Release by Subordinating Creditors to Fifth Amendment]

PATHLORE SOFTWARE LIMITED, a private limited company organized under the laws of the United Kingdom

By:	Neil J. Laird
Name:	Neil J. Laird
Title:	Director

[Acknowledgment and Release by Subordinating Creditors to Fifth Amendment]